                                                                   EXHIBIT 10.19

                         PLEDGE AND SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT, dated as of  April 5, 1999 (this

"Agreement"), among EACH OF THE UNDERSIGNED, whether as an original signatory
----------
hereto or as an Additional Grantor (as herein defined) (each, a "Grantor"), and
                                                                 -------
NEWCOURT COMMERCIAL FINANCE CORPORATION, as collateral agent (in such capacity, "Collateral Agent") for Secured Parties (as such term is herein defined).
 ----------------

                                   RECITALS:

     WHEREAS, pursuant to that certain Loan and Guaranty Agreement, dated as of April 5, 1999 (as it may be amended, supplemented or otherwise modified, the

"First Priority Loan  Agreement"), among NorthPoint Communications, Inc., a
-------------------------------
Delaware corporation ("Borrower"), NorthPoint Communications of Virginia, Inc.,
                       --------
a Virginia corporation ("NorthPoint Virginia"), NorthPoint Communications
                         -------------------
Holdings, Inc., a Delaware corporation ("Holdings"), the Lenders party thereto
                                         --------
from time to time (the "First Priority Lenders"), Goldman Sachs Credit Partners
                        ----------------------
L.P., as a Joint Lead Arranger (in such capacity, "First Priority Joint Lead
                                                   -------------------------
Arranger") and Syndication Agent (in such capacity, "First Priority Syndication
--------                                             --------------------------
Agent"), Canadian Imperial Bank of Commerce, as Administrative Agent (in such
-----
capacity, "First Priority Administrative Agent"), Newcourt Commercial Finance
           -----------------------------------
Corporation, as Documentation Agent (in such capacity, "First Priority
                                                        --------------
Documentation Agent" and "Collateral Agent"), and Capital Syndication
-------------------       ----------------
Corporation, as a Joint Lead Arranger (in such capacity, "First Priority Joint
                                                          --------------------
Lead Arranger") pursuant to which the First Priority Lenders have made certain
-------------
commitments, subject to the terms and conditions set forth in the First Priority Loan Agreement, to extend certain credit facilities to Borrower;

     WHEREAS, pursuant to that certain Loan and Guaranty Agreement, dated as of April 5, 1999 (as it may be amended, supplemented or otherwise modified, the

"Second Priority Loan  Agreement"), among Borrower, NorthPoint Virginia,
--------------------------------
Holdings, the Lenders party thereto from time to time (the "Second Priority
                                                            ---------------
Lenders"), Goldman Sachs Credit Partners L.P., as a Joint Lead Arranger (in such
-------
capacity, "Second Priority Joint Lead Arranger") and Syndication Agent (in such
           -----------------------------------
capacity, "Second Priority Syndication Agent"), Newcourt Commercial Finance
           ---------------------------------
Corporation, as Administrative Agent (in such capacity, "Second Priority
                                                         ---------------
Administrative Agent"), as Documentation Agent (in such capacity, "Second
--------------------                                               ------
Priority Documentation Agent" and "Collateral Agent"), and Capital Syndication
----------------------------       ----------------
Corporation, as a Joint Lead Arranger (in such capacity, "Second Priority Joint
                                                          ---------------------
Lead
----

Arranger") pursuant to which the Second Priority Lenders have made certain
--------
commitments, subject to the terms and conditions set forth in the Second Priority Loan Agreement, to extend certain credit facilities to Borrower;

     WHEREAS, in consideration of the extensions of credit and other accommodations of First Priority Lenders and Second Priority Lenders as set forth in the Financing Agreements, each Grantor has agreed, subject to the terms and conditions hereof, each other Loan Document, to secure such Grantor's obligations under the Financing Agreements and the other Loan Documents as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:


    SECTION 1. DEFINED TERMS AND INTERPRETATION

1.1. Defined Terms.  Capitalized terms used herein, including the recitals
     -------------
hereto, not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreements. In addition, the following terms shall have the following meanings:

     "Acceleration" shall mean any of the First Priority Loan Obligations or the
      ------------
Second Priority Loan Agreement Obligations have been declared, or have become, immediately due and payable, or the commitments of the First Priority Lenders or the Second Priority Lenders to extend credit to Borrower shall have been terminated under Section 8 of the First Priority Loan Agreement or Section 7 of the Second Priority Loan Agreement, respectively.

     "Agreement" means this Pledge and Security Agreement, dated as of April 5,
      ---------
1999, as it may be amended, supplemented or otherwise modified from time to time.

     "Commitments" means the First Priority Commitments and the Second Priority
      -----------
Commitments.

     "Event of Default" means any "Event of Default" as defined in any Financing
      ----------------             ----------------
Agreement.

     "Financing Agreement" the First Priority Loan Agreement and the Second
      -------------------
Priority Loan Agreement.

     "Financing Agreement Obligations" means First Priority Loan Obligations and
      -------------------------------
Second Priority Loan Obligations.

     "First Priority Commitments" shall mean the "Commitments" as defined in the
      --------------------------                  -----------
First Priority Loan Agreement.

     "First Priority Loan Obligations" shall mean the "Obligations" as defined
      -------------------------------                  -----------
in the First Priority Loan Agreement.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of
      -----------------------
April 5, 1999, by and among First Priority Administrative Agent, Second Priority Administrative Agent and Collateral Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof.

     "Loan" means any "Loan" as defined in either Financing Agreement.
      ----             ----

     "Loan Document" means any "Loan Document" as defined in either Financing
      -------------             -------------
Agreement.

     "Requisite Obligees" means "Requisite Obligees" as defined in the
      ------------------         ------------------
Intercreditor Agreement.

     "Second Priority Commitments" shall mean the "Commitments" as defined in
      ---------------------------                  -----------
the Second Priority Loan Agreement.

     "Second Priority Loan Obligations" shall mean the "Obligations" as defined
      --------------------------------                  -----------
in the Second Priority Loan Agreement.


    SECTION 2. GRANT OF SECURITY

2.1. Senior Grant. To secure the timely payment and performance of the First Priority Loan Obligations, each Grantor does hereby assign to and grant a security interest in, in favor of the Collateral Agent, on behalf of and for the benefit of the First Priority Lenders and the First Priority Agents a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Collateral"):
                    ----------
2.2.
(a)  all "Investment Property", which term means:
          -------------------
(b)
     (i) all right, title and interest of such Grantor, whether now owned or hereafter acquired, in all shares of capital stock owned by such Grantor, including without limitation, all shares of capital stock described on
     Schedule 2.1(a), and the certificates representing such shares and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, options, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (all of the foregoing being referred to herein collectively as the "Pledged Stock"); provided, only the
                                    -------------
     outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder;

     (ii) all right, title and interest of such Grantor, whether now owned or hereafter acquired, of all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 2.1(a), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness (all of the foregoing being referred to herein collectively as the "Pledged Debt");
                                                             ------------

     (iii) all of such Grantor's right, title and interest as a limited and/or general partner in all partnerships, including, without limitation, the partnerships described on Schedule 2.1(a) (the "Partnerships"), whether now
                                        ------------
     owned or hereafter acquired, including, without limitation, all of such Grantor's right, title and interest in, to and under the partnership agreements described on Schedule 2.1(a) (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Partnership Agreements") to
                                                    ----------------------
     which it is a party (including, if such Grantor is a general partner of any Partnership, the right to vote with respect to and to manage and administer the business of such Partnership) together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its limited and/or general partnership interest in the Partnerships, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, (1) all of the rights of such Grantor as a limited and/or general partner: (A)(I) to receive money due and to become due (including without limitation profits, dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to the Partnership Agreements, (II) to receive payments upon termination of the Partnership Agreements, and (III) to receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's limited and/or general partnership interest evidenced by the Partnership Agreements; (B) in and with respect to claims and causes of action rising out of or relating to the Partnerships; and (C) to have the access to the Partnerships' books and records and to other information concerning or affecting the Partnerships; and (2) any "certificate of
                                                            --------------
     interest" or "certificates of interest" (or other certificates or
     --------      ------------------------
     instruments however designated or titled) issued by the Partnerships and evidencing such Grantor's interest as a limited and/or general partner in the Partnerships (collectively, the "Certificates" and any interest of such
                                          ------------
     Grantor in the entries on the books of any financial intermediary pertaining to such Grantor's interest as a limited and/or general partner in the Partnerships (all of the foregoing being referred to herein collectively as the "Partnership Interests");
                          ---------------------

     (iv) all of such Grantor's right, title and interest as a member of all limited liability companies (the "LLCs"), including, without limitation,
                                       ----
     all of such Grantor's right, title and interest in, to and under the limited liability company interests set forth on Schedule 2.1(a), whether now owned or hereafter acquired, including, without limitation, all of such Grantor's right, title and interest in, to and under the operating agreements with respect to any such LLC (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, each, an "LLC Agreement") to which it is a
                                           -------------
     party, regardless of whether such right, title and interest arises under such LLC Agreement, including (1) all rights of such Grantor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to each such LLC Agreement or otherwise in respect of such Person, (2) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such Person, (3) all claims of such Grantor for damages arising out of, or for the breach of, or for a default under, each such LLC Agreement, (4) any certificated or uncertificated security evidencing any of the foregoing issued by such Person to such Grantor and (5) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (all of the foregoing being referred to herein collectively as the "LLC Interests"; the
                                                             -------------
     Pledged Stock, the Pledged Debt, the Partnership Interests and the LLC Interests being herein collectively referred to as the "Pledged
                                                             -------
     Securities";
     ----------

     (v) all additional shares of, limited and/or general partnership interests in and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Stock, limited and/or general partnership interests in the Partnerships, and limited liability company interests in the LLCs, from time to time acquired by such Grantor in any manner (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such additional shares or interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such additional shares or interests, and all additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; (all of the foregoing being referred to herein collectively as the "Additional
                                                             ----------

     Pledged Securities"), and all dividends, distributions, cash, warrants,
     ------------------
     options, rights, instruments, payments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Securities; and

     (vi) all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of, limited and/or general partnership interests in, or limited liability company interests in any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such shares, interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares or interests and all dividends, distributions, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, interests, securities, warrants, options or other rights, and all Indebtedness from time to time owed to such Grantor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Grantor, and the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness;

(a)  all "Intellectual Property", which term means:
          ---------------------
     (i) all trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers, and all trademark or service mark registration in the United States, any state thereof or in foreign countries (except for U.S. "intent to use" applications for trademark or service mark registrations filed pursuant to
     Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), owned or used by the

     Grantor in its business, or hereafter adopted and used by Grantor, together with the goodwill of the Grantor's business connected with the use of, and symbolized by each such mark including, without limitation, the trademarks specifically identified in Schedule 2.1(b), (all of the foregoing collectively, the "Trademarks").
                        ----------

     (ii) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by such Grantor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by such Grantor in whole or in part, including, without limitation, the patents and patent applications listed in Schedule 2.1(b), all rights (but not obligations corresponding thereto), including, without limitation, the right (but not the obligation, and exercisable only upon the occurrence and continuation of an Event of Default) to sue for past, present and future infringements in the name of such Grantor or in the name of Collateral Agent or Secured Parties in each case, at the options of Collateral Agent, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); it being understood that the
                                      -------
     rights and interest included herein hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

     (iii) various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, including without limitation, object code and source code, mask works, semiconductor chips, masks, cell libraries, layouts, trade secrets, trade secret rights, trade dress rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas, including, without limitation, the works listed on Schedule 2.1(b), all copyright registrations issued to such Grantor in the United States and any state thereof and in foreign countries, including, without limitation, the registrations listed on
     Schedule 2.1(b), all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements and, if not so permitted, only with the consent of the other party thereto) (all of the foregoing being referred to herein collectively as the "Copyrights"), including, without limitation, each of the Copyrights,
      ----------
     rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor or otherwise), authored (as a work for hire for the benefit of such Grantor or otherwise), acquired or used (whether pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use and, if not so permitted, only with the consent of the other party thereto) by such Grantor, in whole or in part, and all Copyrights with respect thereto and all registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyrights and to register works protectable by copyright and the right (but not the obligation and exercisable only upon the occurrence and continuation of an Event of Default) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Collateral Agent or Secured Parties in each case, at the option of Collateral Agent, for past, present and future infringements of the Copyrights;

(c) the Collateral Account (as such term is defined in the Intercreditor Agreement), together with all amounts on deposit from time to time in any Deposit Accounts, and all interest, cash, instruments, securities, Financial Assets and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(d) all of such Grantor's right, title and interest in, to and under any equipment in all of its forms, all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing (all of the foregoing being referred to herein collectively as the "Equipment");
                     ---------

(e) all of such Grantor's right, title and interest in, to and under any inventory in all of its forms, including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods which are returned to or repossessed by such Grantor, and all accessions thereto and products thereof (all of the foregoing being referred to herein collectively as the "Inventory"), and (v) all negotiable and
                                        ---------
non-negotiable documents of title, including, without limitation, warehouse receipts, dock receipts and bills of lading issued by any Person covering any Inventory;

(f) all of such Grantor's right, title and interest in, to and under any accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind (all of the foregoing being referred to herein collectively as the "Accounts") and all of such
                                              --------
Grantor's rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any Accounts (all of the foregoing being referred to herein collectively as the "Related Contracts");
                                              -----------------

(g) all of such Grantor's right, title and interest in, to and under all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (all of the foregoing being referred to herein collectively as the "Assigned
                                                                    --------
Agreements"), including (i) all rights of such Grantor to receive moneys due or
----------
to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(h) to the extent not otherwise included in any other paragraph of this Section 2, all other general intangibles, including tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral;

(i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(j) to the extent not covered by Sections 2.1(a) through 2.1(i), all other personal property of such Grantor, all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes
                                                      --------
whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

2.2. Second Priority Grant. To secure the timely payment and performance of the Second Priority Obligations, each Grantor does hereby assign to and grant a security interest in, in favor of the Collateral Agent, on behalf of and for the benefit of the Second Priority Lenders and the Second Priority Agents, all the estate, right, title and interest of such Grantor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the Collateral; provided, such assignment and grant shall be junior and subordinate
            --------
to the assignment and grant in the Collateral made pursuant to Section 2.1.
                                                               -----------

2.3. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, including, without limitation, with respect to any LLC Interest or any Partnership Interest, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party, including, without limitation, with respect to any LLC Interest or any Partnership Interest (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity) unless the consent of the other party thereto has been obtained to such agent of a security interest; provided, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests, including, without limitation, with respect to any LLC Interest or any Partnership Interest, as if such provision had never been in effect.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

      This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the United States Bankruptcy Code, of all Obligations (as such term is defined in each of the Financing Agreements) with respect to each Grantor (the "Secured
                                                             -------
Obligations").  Anything contained herein to the contrary notwithstanding, (a)
-----------
each Grantor shall remain liable under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Collateral Agent shall not have any obligation or liability under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Collateral Agent, any other Agent, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of any Grantor's obligations, duties, expenses or liabilities under any LLC Agreement or Partnership Agreement (including any Grantor's obligations as a general partner for the debts and obligations of a Partnership) and to manage the business and affairs of any Partnership or any of such Grantor's obligations for the debts and obligations of an LLC, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Grantor Obligations") unless Collateral Agent, any other
                    -------------------
Agent, any Lender or any such purchaser otherwise expressly agrees in writing to assume any or all of said Grantor Obligations. In the event of foreclosure by Collateral Agent, each Grantor shall remain bound and obligated to perform its Grantor Obligations arising during or otherwise related to its ownership of the Collateral, and neither Collateral Agent, nor any other Agent nor any Lender shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Collateral Agent as provided herein nor the exercise by Collateral Agent of any of its rights hereunder nor any action in connection with a foreclosure on the Collateral shall be deemed to constitute Collateral Agent, any other Agent, or any Lender a partner of any Partnership or a member of any LLC; provided, in the event Collateral Agent or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner of any Partnership or manager of any LLC in place of any Grantor, Collateral Agent or such purchaser, as the case may, shall adopt in writing the applicable Partnership Agreement or LLC Agreement, as the case may be, and agree to be bound by the terms and provisions thereof.


SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1. Generally. Each Grantor represents and warrants that each of the representations and warranties set forth in Section 3.09 of each of the Financing Agreements is true and correct with respect to each item of Collateral applicable thereto owned by such Grantor as if fully set forth herein. In addition to the foregoing, except with respect to any Permitted Lien and such as may have been filed in favor of Collateral Agent as set forth on Schedule 4.1 hereof, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

4.2. Investment Property. In addition to any other representation made thereby in any other Loan Document, each Grantor represents and warrants that
(a) with respect to Subsidiaries of a Grantor, all of the Pledged Stock has been duly authorized and validly issued and are fully paid and non-assessable; (b) the Pledged Securities constitute all of the issued and outstanding equity Securities of each issuer thereof that are owned by such Grantor and with respect to Subsidiaries of a Grantor, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any of the Pledged Securities; (c) with respect to Subsidiaries of a Grantor, all of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter company Indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (d) the security interest of Collateral Agent hereunder has been registered on the books and records of any issuer of "uncertificated securities" (as such term is defined in
                          -------------------------
the UCC) included in the Collateral; and (e) with respect to Subsidiaries of a Grantor, with respect to any Investment Property, no consent of any Person, including any other limited or general partner of the Partnerships, any other member of any LLC, or any creditor of any Grantor, and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by any Grantor of the security interests granted hereby, (ii) the execution, delivery or performance of this Agreement by any Grantor, or (iii) the perfection of or the exercise by Collateral Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of any Grantor).

4.3. Intellectual Property Collateral. In addition to any other representation made thereby in any other Loan Document, each Grantor represents and warrants that (a) a true and complete list of all Trademark Registrations and applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(b); (b) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(b); (c) a true and complete list of all Copyright registrations held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 2.1(b);
(d) there are not any pending or, to the best of such Grantor's knowledge, any threatened claims by any third party that any of the Intellectual Property owned, held or used by such Grantor is invalid or unenforceable; and (e) except as set forth on Schedule 4.3, no security interest or other Lien covering all or any part of the Intellectual Property is on file in the United States Patent and Trademark Office or the United States Copyright Office.

4.4. Location of Equipment and Inventory. In addition to the representations and warranties made thereby in any other Loan Document, each Grantor represents and warrants that all of the Equipment and Inventory is, as of the date hereof, located in the jurisdictions specified in Schedule 4.4.

4.5. Office Locations; Other Names. In addition to the representations and warranties made thereby in any other Loan Document, each Grantor represents and warrants that as of the date hereof the chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places indicated on
Schedule 4.5, and no Grantor has in the past twelve months, and does not now do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.5.

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS

5.1. Generally. Each Grantor agrees that from time to time, at the expense of Grantor, each Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent; and (c) at Collateral Agent's request, appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral. Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

5.2.(a) Investment Property. Each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Supplement, duly executed by Grantor, in substantially the form of Exhibit A (a "Pledge Supplement"), in respect of the additional Pledged
                 -----------------
Shares to be pledged pursuant to this Agreement. Each Grantor hereby authorizes Collateral Agent to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares of Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

(b) Upon request Collateral Agent, each Grantor shall cause each Person which is an issuer of an uncertificated security included in the Collateral to execute and deliver all instruments and documents, and take all further action Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted in such uncertificated securities, to establish "control" (as such term is defined in the UCC) by
                          -------
Collateral Agent over such Collateral or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to such Collateral, including, and as applicable, (i) register the security interest granted hereby upon the books of such Person in accordance with Article 8 of the UCC, and (ii) deliver to Collateral Agent an Acknowledgment of Pledge, duly executed by such the issuer of the applicable uncertificated security, in substantially the form of Exhibit B (an "Acknowledgment of Pledge").
                  ------------------------

5.3. Intellectual Property Collateral. If any Grantor shall hereafter obtain rights to any new Intellectual Property or become entitled to the benefit of (a) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (b) any Copyright registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Collateral Agent in writing of any of the foregoing rights acquired by Grantor after the date hereof and of (i) any Trademark registrations issued or applications for Trademark registration or applications for Patents made, and (ii) any Copyright registrations issued or applications for Copyright registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark registration; (2) Patent; and (3) Copyright registration, each Grantor shall execute and deliver to Collateral Agent and record in all places where this Agreement is recorded a Pledge Supplement, pursuant to which Grantor shall grant to Collateral Agent a security interest to the extent of its interest in such Intellectual Property; provided, if, in the reasonable judgment of Grantor, after due inquiry, granting such interest would result in the grant of a Trademark registration or Copyright registration in the name of Collateral Agent, in which event Grantor shall give written notice to Collateral Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable following the grant of the applicable Trademark registration or Copyright registration, as the case may be. In addition to the foregoing, each Grantor hereby authorizes Collateral Agent to modify this Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule 2.1(b), as applicable, to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Grantor no longer has or claims any right, title or interest.

5.4. Accounts. Each Grantor shall (a) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, and (b) at the reasonable request of Collateral Agent, deliver to Collateral Agent hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral in excess of $25,000, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent.

5.5. Equipment. Each Grantor shall (a) promptly after the acquisition by such Grantor of any material item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (b) upon the reasonable request of Collateral Agent, deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

5.6. Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Counterpart Agreement. Upon delivery of
-------------------
any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COVENANTS OF GRANTORS

6.1. Generally. Each Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (c) notify Collateral Agent of any change in Grantor's name, identity or corporate structure within 15 days of such change;
(d) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business; (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and (f) upon any executive officer of such Grantor obtaining knowledge thereof, promptly notify Collateral Agent in writing of any event that may materially and adversely affect the ability of Grantor or Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof. No Grantor shall sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted by Section 6.03 of the Loan Agreement (a "Permitted Sale"). So long as (i) no
                                          --------------
Event of Default shall have occurred and is then continuing or would occur after giving effect to a Permitted Sale, and (ii) the Net Asset Sale Proceeds with respect to such Permitted Sale are delivered to Collateral Agent contemporaneously with such Permitted Sale to the extent required by Section 2.09(c) of either Financing Agreement, Collateral Agent shall release the Lien hereof encumbering the Collateral that is the subject of such Permitted Sale. Collateral Agent shall execute each and every appropriate filing statement and/or recording document reasonably requested by any Grantor is connection with the foregoing. Any reasonable expense or cost incurred by Collateral Agent in connection with any such release shall be for the account of the applicable Grantor.

6.2.    Investment Property.

(a) Delivery. (i) All certificates or instruments representing or evidencing the Investment Property shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Investment Property, subject only to the revocable rights specified herein. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations. (ii)

        (ii) Each Grantor hereby consents to the pledge of the Partnership Interests by each other Grantor in each Partnership pursuant to the terms hereof, and, subject to Section 8, to the transfer of such Partnership Interests to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted Partner of each such Partnership with all the rights, powers and duties of a general partner or a limited partners, as the case may be.

        (iii) Each Grantor hereby consents to the pledge of the LLC Interests by each other Grantor in each LLC pursuant to the terms hereof, and, subject to Section 8, to the transfer of such LLC Interests to Collateral Agent or its nominee and to the substitution of Collateral Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

(b) Covenants. Each Grantor shall (i) not permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Shares that is a Subsidiary of a Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Grantor; (iii) promptly deliver to Collateral Agent notice of the conversion of any partnership interests in a Partnership Agreement or any membership interests in a LLC to certificated form; (iv) not (1) cancel or terminate any of the Partnership Agreements or LLC Agreements or consent to or accept any cancellation or termination thereof, (2) except as permitted pursuant to Section 6.03 of either Financing Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its limited or general partnership interest in any of the Partnerships or its membership interest in any of the LLCs, (3) amend, supplement or otherwise modify any of the Partnership Agreements or any of the LLC Agreements (as in effect on the date hereof), (4) waive any default under or breach of any of the Partnership Agreements or any of the LLC Agreements or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any of the Partnership Agreements or any of the LLC Agreements or vary or agree to the variation in any respect of any of the provisions of any of the Partnership Agreements or any of the LLC Agreements or the performance of any other Person under any of the Partnership Agreements or any of the LLC Agreements, or (5) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, to terminate or to suspend any of the Partnership Agreements or any of the LLC Agreements or to amend or modify any of the Partnership Agreements or any of the LLC Agreements; (v) at its expense (1) perform and comply in all material respects with all terms and provisions of the Partnership Agreements and the LLC Agreements required to be performed or complied with by it, (2) maintain the Partnership Agreements and the LLC Agreements to which it is a party in full force and effect, and (3) enforce each of the Partnership Agreements and each of the LLC Agreements to which it is a party in accordance with its terms; (vi) not vote to permit the Partnerships or the LLCs that are Subsidiaries to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); and (vii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any

Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of any Grantor; provided, notwithstanding anything contained in this clause (vii) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote.

(c) Voting and Distributions. (i) So long as no Event of Default shall have occurred and be continuing, (1) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Loan Document; provided, no Grantor shall exercise or refrain from exercising any such right if Collateral Agent shall have notified Grantor that, in Collateral Agent's reasonable judgment, such action would violate the terms of a Financing Agreement. It is understood, however, that neither (A) the voting by Grantor of any Pledged Shares for or Grantor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor (B) Grantor's consent to or approval of any action otherwise permitted under this Agreement and either Financing Agreement shall be deemed inconsistent with the terms of this Agreement or any Loan Document within the meaning of this Section, and no notice of any such voting or consent need be given to Collateral Agent; (2) Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Investment Property; provided, any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Investment Property, (B) dividends and other distributions paid or payable in cash in respect of any Investment Property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Investment Property, shall be, and shall forthwith be delivered to Collateral Agent to hold as, Investment Property and shall, if received by Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Grantor and be forthwith delivered to Collateral Agent as Investment Property in the same form as so received (with all necessary endorsements); and (3) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Grantor all such proxies, dividend payment orders and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise the same pursuant to clause (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to clause (2) above.

        (ii) Upon the occurrence and during the continuation of an Event of Default, (1) upon written notice from Collateral Agent to any Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (2) all rights of Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Investment Property such dividends and interest payments; and (3) all payments which are received by Grantor contrary to the provisions of clause (2) above shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Grantor and shall forthwith be paid over to Collateral Agent as Investment Property in the same form as so received (with any necessary endorsements); and (4) all rights of such Grantor or receive any and all payments under or in connection with the Partnership Agreements and/or the LLC Agreements, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant hereto, shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold such payments as collateral.

        (iii) IN ORDER TO PERMIT SECURED PARTY TO EXERCISE THE VOTING AND OTHER CONSENSUAL RIGHTS WHICH IT MAY BE ENTITLED TO EXERCISE PURSUANT HERETO AND TO RECEIVE ALL DIVIDENDS AND OTHER DISTRIBUTIONS WHICH IT MAY BE ENTITLED TO RECEIVE HEREUNDER, (1) GRANTOR SHALL PROMPTLY EXECUTE AND DELIVER (OR CAUSE TO BE EXECUTED AND DELIVERED) TO SECURED PARTY ALL SUCH PROXIES, DIVIDEND PAYMENT ORDERS AND OTHER INSTRUMENTS AS SECURED PARTY MAY FROM TIME TO TIME REASONABLY REQUEST, AND (2) WITHOUT LIMITING THE EFFECT OF CLAUSE (1) ABOVE, GRANTOR HEREBY GRANTS TO SECURED PARTY AN IRREVOCABLE PROXY (BEING COUPLED WITH AN INTEREST) TO VOTE THE PLEDGED SHARES AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS), WHICH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

6.3.    Intellectual Property Collateral.

(a) Covenants. Each Grantor shall (i) hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts; (ii) take all steps reasonably necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; (iii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral; (iv) use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Intellectual Property Collateral; and (v) furnish to Collateral Agent from time to time statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral as Collateral Agent may reasonably request, all in reasonable detail.

(b) Collections. Except as otherwise provided in this Section 6.4, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at Collateral Agent's reasonable direction, shall take) such action as Grantor or Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 8.3, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(c) Applications and Registrations. Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Collateral Agent, to prosecute, file and/or make, unless and until Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property owned by Grantor and identified on Schedule 2.1(b), that is pending as of the date of this Agreement, (ii) any registration on any existing or future unregistered but copyrightable works, (iii) application on any existing patent or future patentable but unpatented invention comprising Intellectual Property, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark registrations and Copyright registrations and do any and all acts which are necessary or desirable, as determined in such Grantor's commercially reasonable judgment, to preserve and maintain all rights in all Intellectual Property. Any expenses incurred in connection therewith shall be borne solely by Grantor. Subject to the foregoing, Grantor shall give Collateral Agent prior written notice of any abandonment of any Intellectual Property or any right to file a patent application or any pending patent application or any Patent.

(d) Litigation. Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are in its commercially reasonable judgment necessary to protect the Intellectual Property Collateral. Collateral Agent shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Collateral Agent of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States

Copyright Office or any federal, state, local or foreign court) or regarding Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Grantor shall provide to Collateral Agent any information with respect thereto requested by Collateral Agent.

(e) Certain Rights of Collateral Agent. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Collateral Agent, shall grant, sell, convey, transfer, assign and set over to Collateral Agent, for its benefit and the ratable benefit of Lenders, all of Grantor's right, title and interest in and to the Intellectual Property Collateral to the extent necessary to enable Collateral Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Collateral Agent and its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Collateral Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Collateral Agent pursuant to which (i) Collateral Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Collateral Agent and the other terms of this Agreement.

6.4.    Equipment and Inventory.  Each Grantor shall:

(a)   keep the Equipment and Inventory in the jurisdictions specified on
Schedule 4.4 or upon 30 days' written notice to Collateral Agent, in such other jurisdictions where all action that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken but no Grantor shall be required to obtain a Landlord Consent and Estoppel except to the extent required under Section 5.20 of either Financing Agreement;

(b) provide information as to the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in each case, in reasonable detail; and

(c) if any Inventory is in possession or control of any of such Grantor's agents or processors, upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Collateral Agent and subject to the instructions of Collateral Agent.

6.5.    Accounts and Related Contracts.  Each Grantor shall:

(a) keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified on Schedule 6.5 or, upon 30 days' written notice to Collateral Agent following any change in location, at such other location in a jurisdiction where all action that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Collateral Agent, such Grantor shall deliver to Collateral Agent complete and correct copies of each Related Contract;

(b) maintain (i) complete and accurate records of all Accounts, including records of all payments received, credits granted and merchandise returned, and
(ii) all documentation relating thereto in accordance with prudent business practices;

(c) except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts, and in connection with such collections, such Grantor shall take such action (unless the Grantor has determined in the exercise of its commercially reasonable judgment that it shall not do so) as such Grantor or Collateral Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, Collateral Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Collateral Agent referred to in the proviso to the preceding sentence, (i) any payments of Accounts, received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent (the "Collateral Account") subject
                                          ------------------
to withdrawal by the Collateral Agent for the account of the Secured
Parties only as provided in Section 11.3, (ii) until so turned over in accordance with the preceding subsection (i), all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and (iii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

      Each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Collateral Agent pursuant to the Financing Agreement; (b) upon the occurrence and during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) upon the occurrence and during the continuation of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above; (d) upon the occurrence and during the continuation of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral; (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Financing Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become Secured Obligations of Grantor to Collateral Agent, due and payable immediately without demand; and (f) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

SECTION 8. REMEDIES

8.1. Generally. If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also
 ----
may (a) require any Grantor to, and each Grantor hereby agrees that it will at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties; (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process; (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate; (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable; and (e) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit account maintained with Collateral Agent constituting part of the Collateral. Collateral Agent or any Lender may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

8.2. Investment Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder, each Partnership and each LLC from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

8.3. Intellectual Property Collateral. (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Collateral Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 6 of the Intercreditor Agreement in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees (based on its reasonable business judgment) to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement; (ii) upon written demand from Collateral Agent, each Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and (iv) within five Business Days after written notice from Collateral Agent, Grantor shall make available to Collateral Agent, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as Collateral Agent may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks, such persons to be available to perform their prior functions on Collateral Agent's behalf and to be compensated by Collateral Agent at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Collateral

Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, Collateral Agent shall promptly execute and deliver to Grantor, at Grantor's sole cost and expense, such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Permitted Liens.

8.4. Accounts. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 11 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Collateral Agent, all proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. All proceeds while held by the Collateral Agent in trust for the Collateral Agent and the Secured Parties shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8.5.

8.5. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 3 of the Intercreditor Agreement.

SECTION 9. COLLATERAL AGENT

        Collateral Agent has been appointed to act as Collateral Agent hereunder by and on behalf of the First Priority Lenders and by and on behalf of the Second Priority Lenders and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Financing Agreements and the Intercreditor Agreement; provided that Collateral Agent shall exercise, or refrain from
           --------
exercising, any remedies provided for in Section 8 in accordance with the instructions of Requisite Obligees.


SECTION 10. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

        This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations and the cancellation or termination of the Commitments, (b) be binding upon each Grantor, its successors and assigns, and
(c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the terms of the Financing Agreements, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations then owing and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination Collateral Agent will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 11. STANDARD OF CARE; SECURED PARTY MAY PERFORM.

        The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 12 of this Agreement.


SECTION 12. INDEMNITY AND EXPENSES

(a)     Each Grantor agrees:

        (i) to indemnify, defend and hold harmless Collateral Agent, its affiliates and its affiliates' respective directors, officers, employees, agents and representatives from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Collateral Agent's gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order; and

        (i) to pay to Collateral Agent promptly following written demand (together with appropriate supporting documentation) the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Loan Agreement.

(b) The obligations of each Grantor in this Section 12 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Financing Agreements and any other Loan Documents.

SECTION 13. REGULATORY APPROVALS

(a) Any provision contained herein to the contrary notwithstanding, except for the security interests expressly granted herein or therein or upon the exercise by the Collateral Agent of rights and remedies in accordance herewith or therewith and pursuant to clause (b), below, upon the occurrence and continuation of an Event of Default, this Agreement and the Financing Agreements and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Subsidiary of the Borrower by the Lenders, or control, affirmative or negative, direct or indirect, by the Lenders over the management or any other aspect of the operation of any Subsidiary, which ownership and control remain exclusively and at all times in such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly of any license, permit, certificate or authorization at any time issued to any Subsidiary by the FCC, any other federal, state or local regulatory or governmental bodies applicable to or having jurisdiction over the Borrower or any Governmental Authority, or the transfer of control of any such Subsidiary within the meaning of the Federal Communications Act of 1934, as amended and the respective rules and regulations thereunder and thereof, any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over the Pledgor as well as pursuant to the terms of any franchise, license or similar operating right held by the Borrower.

(b) Any provision contained herein to the contrary notwithstanding, no action, including any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent, shall be taken hereunder by the Collateral Agent with respect to any item of the Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal or state laws, rules and regulations of other operating municipality regulatory or governmental bodies applicable to or having jurisdiction over the Borrower, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other Governmental Authority under the terms of any franchise, license or similar operating right held by the Borrower. It is the intention of the parties hereto that the Liens in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations as well as the terms of any franchise, license or similar operating right held by the Borrower and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and license or similar operating right held by the Borrower and the obtaining in advance of any necessary consents, approvals or authorizations pursuant thereto. The Borrower agrees that upon request by the Collateral Agent from time to time after the occurrence and during the continuance of an Event of Default it will use its reasonable best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 13.

SECTION 14. MISCELLANEOUS

        Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 8(a) of the Intercreditor Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Collateral Agent, assign any right, duty or obligation hereunder. This Agreement, the Intercreditor Agreement and the Loan Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Agreement, the Intercreditor Agreement and the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        THE PROVISIONS OF THIS AGREEMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED ALL OTHER PROVISIONS OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH GRANTOR AND SECURED PARTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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

        IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                          CREDIT PARTIES:

                                            NORTHPOINT COMMUNICATIONS, INC.


                                            By:   ___________________________
                                                  Henry P. Huff
                                                  Vice President of Finance and
                                                  Chief Financial Officer


                                            NORTHPOINT COMMUNICATIONS OF
                                            VIRGINIA, INC.


                                            By:   ___________________________
                                                  Henry P. Huff
                                                  Vice President of Finance and
                                                  Chief Financial Officer


                                            NORTHPOINT COMMUNICATIONS
                                            HOLDINGS, INC.


                                            By:   ___________________________
                                                  Henry P. Huff
                                                  Vice President of Finance and
                                                  Chief Financial Officer

                                            NEWCOURT COMMERCIAL FINANCE
                                            CORPORATION,
                                            as Collateral Agent



                                            By:   ___________________________
                                                  Name:
                                                  Title:

                                            Notice Address:

                                            2 Gatehall Drive
                                            Parsippany, NJ 07054
                                            Attention: Joseph E. Junda
                                            Telephone: 973-355-7616
                                            Facsimile: 973-355-7641

                                                                    EXHIBIT A TO
                                                   PLEDGE AND SECURITY AGREEMENT


                               PLEDGE SUPPLEMENT


     This PLEDGE SUPPLEMENT, dated        , is delivered pursuant to the Pledge
                                   -------
and Security Agreement, dated as of April 5,1999 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among
                                             ------------------
NORTHPOINT COMMUNICATIONS, INC., the other Grantors named therein, and Newcourt Commercial Finance Corporation, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     Subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to [the Investment Property listed on Supplemental
Schedule 2.1(a) attached hereto] [and] [the Intellectual Property listed on Supplemental Schedule 2.1(b)] attached hereto] the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. All such [Investment Property] [and] [Intellectual Property] shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

     IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed
and delivered by its duly authorized officer as of               .
                                                   --------------

                              [GRANTOR]


                               By: ___________________________
                               Title:

                                                                    EXHIBIT B TO
                                                   PLEDGE AND SECURITY AGREEMENT


                           ACKNOWLEDGMENT OF PLEDGE


     This ACKNOWLEDGMENT OF PLEDGE, dated        , is delivered to Newcourt
                                          -------
Commercial Finance Corporation, as Collateral Agent, pursuant to the Pledge and Security Agreement, dated as of April 5, 1999, (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among NorthPoint
                                        ------------------
Communications, Inc., a Delaware corporation, the other Grantors named therein, and Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     [NAME OF ISSUER], a                   ("Issuer"), hereby acknowledges
                         -----------------   ------
receipt of a conformed copy of the Security Agreement and (a) consents to the terms thereof, and (b) confirms that a pledge of all of [NAME OF APPLICABLE GRANTOR]'s right, title and interest in, to and under the security referred to below has been registered or otherwise duly noted in the books and records of Issuer in the name of Collateral Agent as follows:

     1.      Security:                           [Describe Interest]

     2.      Number of Pledged Stock,
             Units or other Interests Pledged:   [              ]
                                                  --------------

     3.      Registered Owner:                   [Name of Grantor]

     4.      Registered Pledgee:                 Newcourt Commercial Finance
                                                 Corporation, as Collateral
                                                 Agent

     5.      Date of Registration of Pledgee:    [              ]
                                                  --------------

     Issuer hereby represents and warrants that there are no Liens, restrictions or adverse claims as to which Issuer has a duty pursuant to Section 8-403 of the UCC to which such Security is or may be subject, other than Permitted Liens.

     Issuer hereby agrees, at the request of Collateral Agent and at the sole cost and expense of Issuer, to register any further pledge or transfer of such Security effected in the manner contemplated by the Security Agreement and promptly furnish to Collateral Agent and any such pledgee or transferee any statement contemplated by Section 8-408 of the UCC.

     IN WITNESS WHEREOF, Issuer has caused this Acknowledgment of Pledge to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                            [ISSUER]


                                            By: ___________________________
                                            Title:


                                       2